Monthly Statements to the Securityholders
Pursuant to Section 5.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2002-HE2

Monthly Period	April 1, 2003 through April 30, 2003
Payment Date	May 27, 2003

Aggregate Amount Collected for the Collection Period
	Interest	$3,710,449.34
	Principal Collections	$57,129,914.44
	Substition Amounts	$—
	Additional Draws	$47,159,202.23
Application of Collected Amounts
Applied in the following order of priority:
(i)	Enhancer Premium		$145,000.00
(ii)	Noteholder’s Interest		$1,866,666.67
	Payment for Additional Balance		$9,972,963.29
(iii)	Principal Collections to Funding Account		$—
(iv)	Excess Spread (during Revolving)		$1,698,782.68
(v)	Excess Spread (during AP)		$—
(vi)	Additional Balance Increase Payment from Excess Spread		$—
(vii)	Noteholder’s Principal Distribution		$—
(viii)	Enhancer for Prior Draws		$—
(ix)	Liquidation Loss Amount		$—
(x)	Enhancer		$—
(xi)	Interest Shortfalls		$—
(xii)	Indenture Trustee		$—
(xiii)	Certificates		$—
Balances
				Percentage Interest
	Beginning Note Balance		$1,200,000,000.00	98.82%
	Ending Note Balance		$1,200,000,000.00	99.64%
		Change	$—
	Beginning Excluded Amount		$—
	Ending Excluded Amount		$—
		Change	$—
	Beginning Pool Balance		$1,214,325,712.53
	Ending Pool Balance		$1,204,352,749.24
		Change	$9,972,963.29
	Beginning Principal Balance		$1,214,325,712.53
	Ending Principal Balance		$1,204,352,749.24
		Change	$9,972,963.29
	Beginning Additional Balance Increase		$11,652,010.24	0.96%
	Ending Additional Balance Increase		$1,679,046.95	0.14%
		Change	$9,972,963.29

Delinquencies
	#		$
Two statement cycle dates:		5		$615,658.13
Three statement cycle dates:		4		$208,209.33
Four statement cycle dates:		1		$100,396.18
Five statement cycle dates:		2		$139,424.44
Six statement cycle dates:		—		$—
Seven + statement cycle dates:		—		$—
Foreclosures		—		$—
REO		—		$—
Liquidation Loss Amount		3		$(2,251.08)
Additional Information
Net WAC Rate				3.56%
Overcollateralization Target				$15,000,000.00
Overcollateralization Amount				$12,187,078.20
Funding Account Ending Balance				$7,834,328.96
Gross CPR (1 mo. Annualized)				43.912%
Net CPR (1 mo. Annualized)				9.420%
Draw Rate (1 mo. Annualized)				37.830%
WAM				225.51
AGE				7.90

WACHOVIA BANK, NATIONAL ASSOCIATION as Administrator
By:

Name:	April Hughey
Title:	Vice President